[Letterhead of Warner & Stackpole LLP]


                                 June 14, 1999




Arthur Andersen LLP
1601 Market Street
Philadelphia, PA 19103-2499

                Re:  Blue Fish Clothing, Inc.

Ladies and Gentlemen:

     On behalf of Blue Fish Clothing, Inc. (the "Company"), we enclose a copy of the Company's Form 8-K reporting a "Change in Registrant's Certifying Accountant". If, after reviewing the Form 8-K, you agree with the disclosure under Item 4, please furnish to us your letter, addressed to the U.S. Securities and Exchange Commission ("SEC"), which indicates that you have read and agree with such disclosure. Since this letter must be filed with the SEC, your prompt attention to this matter is appreciated.

     If you have any questions, please contact me at 617-951-9122 or Stephen L. Palmer of this firm at 617-951-9211.

                                 Very truly yours,

                                 /s/ Jeffrey P. Donohue

                                 Jeffrey P. Donohue

JPD:mak
Enclosure
c:  Jennifer Barclay
    Stephen L. Palmer, Esq.